UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 12, 2015

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1122 Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 12, 2015, Loxo and Dr. Dov Goldstein announced that concurrently with his appointment as Partner at Aisling Capital, Dr. Goldstein would transition from the role of full-time Chief Financial Officer (“CFO”) to Acting CFO on part-time basis, effective as of February 1, 2015.

(d)

On January 12, 2015, the Board of Directors (the “Board”) of Loxo Oncology, Inc. (“Loxo”) appointed Alan Fuhrman as an independent Class III director and the Chair of the Audit Committee, with a term that will expire at Loxo’s annual stockholder meeting in 2017.

Mr. Fuhrman was CFO of Ambit Biosciences from October 2010 until its recent sale to Daiichi Sankyo for up to $410 million.  Prior to this role, he served as CFO of Naviscan, Inc., a privately-held medical imaging company from November 2008 until September 2010, and as CFO of Sonus Pharmaceuticals from September 2004 until August 2008.  Mr. Fuhrman received B.S. degrees in both business administration and agricultural economics from Montana State University.

Loxo issued a press release announcing Mr. Fuhrman’s appointment to the Board and Dr. Goldstein’s transitioning role on January 12, 2015, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: January 12, 2015	By:	/s/ Joshua H. Bilenker, M.D.
Name: Joshua H. Bilenker, M.D.
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 12, 2015